Exhibit 10.2

December 5, 2011

Kevin Cook

C/O Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, CA 95035-7405

Re:        Amended and Restated Employment Agreement

Dear Kevin:

Dialogic Inc. (the “Company”) is pleased to confirm the terms and conditions of your continuing employment in your new role as the Company’s President and Chief Operating Officer as set forth in this letter agreement (the “Agreement”). This Agreement is effective on December 5, 2011 (“Effective Date”). This Agreement amends and supersedes in its entirety the employment letter agreement entered into by and between the Company and you on September 3, 2008, as amended on May 20, 2010 (the “Prior Agreement”). The terms of your continuing employment are as follows:

1. Duties. You will be responsible for operational activities that are assigned to you, including but not limited to sales, services and marketing, engineering and product development for the Company and its affiliates. You will report to the Chief Executive Officer. You shall devote your best efforts and full business time, skill and attention to the performance of your duties. You are required to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Agreement conflict with the Company’s general employment policies or practices, this Agreement will control. The Company may change your position, duties, work location and compensation from time to time in its discretion.

2. On-Target Compensation – which consists of the components described below as set out in Sections 2(a), 2(b) and 2(c):

a)	Annual Base Salary – You will be paid an annual base salary of $500,000 USD less applicable deductions and withholdings, to be paid in accordance with the Company’s payroll practices, as may be in effect from time to time. Statement of salary as an annual amount does not negate the at-will provisions of this Agreement.

b)

On-Target Commission – You will be eligible to earn commission under the terms and conditions of the Company’s incentive plan in effect from time to time. 100% achievement of your annual target would result in commissionable earnings of $300,000 USD per annum. Commissionable earnings are not capped and are not guaranteed. Your annual target is based

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

on attaining revenue results as defined by the Board of Directors for the current fiscal year (Sales-in Revenue). Your annual target for future fiscal years will be set by the Company at the beginning of each fiscal year. Commissions are paid in accordance with the terms of the Commission Plan in effect during the applicable fiscal year. Any earned commission will be paid on or prior to March 15th of the year following the year in which the commission ceased to be subject to a substantial risk of forfeiture. You must be employed by Company on the day that your annual commission (if any) is paid in order to earn the commission. Therefore, if your employment is terminated either by you or the Company for any reason prior to the commission being paid, you will not have earned the commission and no partial or prorated commission will be paid.

c)

Performance Incentive Award – In addition to the Annual Base Salary and On-Target Commission, you will also be eligible to earn an annual performance incentive award beginning with fiscal year 2012. At the end of fiscal year 2012 or following fiscal years, 100% achievement of the Company’s EBITDA performance objectives would result in an annual performance incentive award payment of $100,000 USD. The annual performance incentive award payment which you actually earn in any given year will be prorated based on the percentage of the Company’s EBITDA performance objectives actually achieved through the end of that fiscal year. For example this means that a 50% achievement of the Company’s EBITDA performance objectives would result in an annual performance incentive award payment of $50,000 and a 25% achievement of the Company’s EBITDA performance objectives would result in an annual performance incentive award payment of $25,000. This performance incentive award is not capped and is not guaranteed. The Company’s EBITDA performance objectives to which your performance incentive award is tied shall be determined by the Board (or duly authorized committee thereof) at its sole discretion. Any earned performance incentive award payment shall be paid on or prior to March 15th of the year following the year for which the performance incentive award was earned. Except as set out in Section 9(b), you must be employed by Company on the day that your performance incentive award (if any) is paid in order to earn it. If your employment is terminated by you for any reason other than Good Reason, or if your employment is terminated by Company for Cause, or by either party as a result of your death or disability prior to the performance incentive award being paid, you will not have earned the performance incentive award and no partial or prorated performance incentive award will be paid.

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

3. Special Guarantee – The Company agrees that you are eligible to earn an additional payment of up to $100,000 per year for the next 2 calendar years (2012 and 2013), which payments vest and are paid in installments according to the following schedule: $50,000 on February 15, 2012, $50,000 on August 15, 2012, $50,000 on February 15, 2013 and $50,000 on August 15, 2013 (or closest payroll period according to the Company’s payroll practices at the time of payment), provided that you remain in the employ of the Company at the date a payment is to be made. In the event that your employment with Company terminates for any reason, no special guarantee amounts are earned or payable after your termination date.

4. Stock Options – Provided that such grant is approved by Company’s Board of Directors and provided you execute all necessary documentation requested by the Company (including the standard letter issued to accept such options), you will be issued 350,000 stock options in Company pursuant to the terms of Dialogic’s stock option plan in effect at the date of grant and as such stock option plan may be modified from time to time.

5. Benefits. The Company will continue to provide you an opportunity to participate in the Company’s broad-based medical, dental, life, supplemental life, and disability insurance policies, as well as sick leave, and other Company-sponsored benefits and programs on the same terms and conditions as such benefits are generally offered to similarly situated employees. The Company may, from time to time, change these benefits in its discretion. Additional information regarding these benefits is available for your review upon request.

6. Auto Allowance. The Company agrees to continue to provide a monthly auto allowance of $500 USD (subject to applicable tax withholdings) in recognition of your use of your automobile in the course of business, plus mileage reimbursement as determined by Company policy. You agree to ensure that adequate and legally required insurance is in place on the automobile(s) that you use in the course of business and that you have a valid driver’s license issued by your state of residence.

7. Travel. This position is a position that requires frequent travel. You agree to comply with the Company’s standard travel policies as published on the Company intranet, and as otherwise communicated by the Company from time to time. However, by exception to the foregoing, the Company agrees that you may fly Business Class for travel to Europe or Asia.

8. Vacation. We agree to continue to provide you with 20 vacation days per calendar year. Should the Company’s policy change so that it would entitle you to more than 20 vacation days per year, you will be covered by such policy, which would be based on your Date of Hire as recorded in the Company’s HR records.

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

9. Termination; Severance.

(a) Resignation without Good Reason; Termination For Cause; Termination Due to Death or Disability. If, at any time, you resign your employment without Good Reason (as defined herein), or if the Company terminates your employment for Cause (as defined herein), or if either party terminates your employment as a result of your death or disability, you will receive your base salary accrued through your last day of employment, as well as any earned, unused vacation (if applicable) accrued through your last day of employment. In either of these events, you will not be entitled to any other form of compensation from the Company, including any severance benefits.

(b) Termination without Cause; Resignation for Good Reason. If, at any time, either (x) the Company terminates your employment without Cause, and other than if your employment terminates as a result of your death or disability, or (y) you resign for Good Reason, and provided such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then subject to your obligations below, you shall be entitled to receive (collectively, the “Severance Benefits”):

(i) Twelve (12) months of your then current Base Salary and the On-Target Commissions (at the on target payment levels) and your then current car allowance, ignoring any decrease in On-Target Compensation that forms the basis for Good Reason, less all applicable withholdings and deductions (the “Cash Continuation”), paid in equal installments on the Company’s normal payroll schedule for the first twelve (12) months following your Separation from Service (provided that no payments will be made prior to the 60th day following your Separation from Service, and on such 60th day, the Company will pay you in a lump sum the Cash Continuation that you would have received on or prior to such date under the original schedule but for the delay while waiting for the 60th day in compliance with Code Section 409A).

(ii) A lump sum payment equal to the performance incentive award amount, for the fiscal year in which the termination occurs, that you would have earned, based solely on the actual percentage achievement of the Company’s EBITDA performance objectives as measured at the date of Separation from Service. For clarity, if the Company had achieved 50% of its annual EBITDA performance objectives as of the Separation from Service Date, you would receive payment of $50,000. This lump sum payment will be paid on the 60th day following your Separation from Service.

(iii) If you timely elect continued coverage under COBRA for yourself and your covered dependents under the Company’s group health plans following such termination or resignation of employment, then the Company shall pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue your health insurance coverage in effect for yourself and your eligible dependents on the termination date until the

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

earliest of (A) the close of the 12 month period following the termination of your employment, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company shall instead pay you on the first day of each month of the remainder of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period. On the sixtieth (60th) day following your Separation from Service, the Company will make the first payment under this clause (and, in the case of the Special Severance Payment, such payment will be made you, in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such sixtieth (60th) day, with the balance of the payments paid thereafter on the schedule described above. If you become eligible for coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA during the period provided in this clause, you must immediately notify the Company of such event, and all payments and obligations under this clause shall cease.

The Severance Benefits are conditional upon (a) your continuing to comply with your obligations under your Non-Disclosure, Confidentiality and Non-Solicitation Agreement and your Invention and Secrecy Agreement that you have executed during the period of time in which you are receiving the Severance Benefits; (b) your delivering to the Company an effective, general release of claims in favor of the Company in a form acceptable to the Company within 60 days following your Separation from Service; and (c) your delivering to the Company a letter resigning from any office which you hold within the Company and its affiliates at that time and any Board position which you hold at that time in the Company and its affiliates effective no later than the date of your termination date (or such other date as requested by the Board).

(c) Termination without Cause; Resignation for Good Reason – Change of Control. If on or within twelve (12) months following the closing of a future Change of Control, either (x) the Company or a successor corporation terminates your employment without Cause and other than as a result of your death or disability, or (y) you resign for Good Reason, and provided such termination constitutes a Separation from Service, then, in addition to receiving the Severance Benefits, you will also receive (subject to your satisfaction of the conditions to receiving the Severance Benefits) the acceleration of the vesting of all of your then-outstanding compensatory stock grants as of the date of termination.

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

10. Definitions.

(a) Change of Control. “Change of Control” shall mean the consummation of any one of the following events, but only if such event also constitutes a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as defined under Treasury Regulation Section 1.409A-3: (a) a sale, lease or other disposition of all or substantially all of the assets of the Company; (b) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization or (c) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred (excluding (i) any consolidation or merger effected exclusively to change the domicile of the Company, or (ii) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof).

(b) Cause. For purposes of this Agreement, “Cause” shall mean one or more of the following: (i) your conviction of a felony; (ii) your commission of any act of fraud with respect to the Company; (iii) any intentional misconduct by you that has a material adverse effect upon the Company’s business that is not cured by you within thirty (30) days after written notice is given to you by the Company identifying such misconduct; (iv) your breach of any fiduciary or contractual obligation that you owe to the Company that has a material adverse effect upon the Company’s business and is not cured by you within thirty (30) days after written notice is given to you by the Company identifying such breach; (v) willful misconduct or gross negligence in the performance of your duties hereunder, including (without limitation) your refusal to comply in any material respect with the legal directives of the Board or the CEO, so long as such directives are not inconsistent with your position and duties, that are not cured by you within thirty (30) days after written notice is given to you by the Company identifying such misconduct or negligence.

(c) Good Reason. For the purposes of this Agreement, “Good Reason” shall mean your resignation in writing from all positions you then hold with the Company as a result of any one of the following events which occurs without your consent and provided you notify the Company in writing, within thirty (30) days after the occurrence of one of the following actions, that you intend to terminate your employment no earlier than thirty (30) days after providing such notice, and the Company fails to cure such actions within thirty (30) days after receipt of such notice, and such resignation is effective not later than sixty (60) days (or shorter timeframe if mutually agreed to in writing by you and the Company) after the expiration of the applicable thirty (30) day cure period: (i) a material reduction of your then current annual On-

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

Target Compensation, which the parties agree is a reduction by 10% or more; (ii) any material diminution of your duties, responsibilities, or authority to a level below that of an officer of the Company, excluding for this purpose (1) an isolated or inadvertent action not taken in bad faith that is remedied by the Company immediately after notice thereof is given by you, and (2) any change in your title, duties, responsibilities or authority if you are given or you retain other officer level duties within the Company; or (iii) any requirement that you relocate to a work site that results in a material adverse change in the geographic location at which you provide services, which the parties agrees is an increase in your one-way commute by more than twenty five (25) miles.

(d) Code. For the purposes of this Agreement, “Code” means the Internal Revenue Code of 1988, as amended.

11. 280G Best After Tax. If any payment or benefit you would receive from the Company or otherwise in connection with a change of control or other similar transaction (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount ((x) or (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a Reduced Amount will give rise to the greater after tax benefit, the reduction in the Payments shall occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting of equity awards other than stock options; (c) cancellation of accelerated vesting of stock options; and (d) reduction of other benefits paid to you. Within any such category of payments and benefits (that is, (a), (b), (c) or (d)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from your equity awards is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant.

12. Section 409A. Notwithstanding anything to the contrary herein, it is intended that the Severance Benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5), and 1.409A-(b)(9) and this Agreement will be construed to the greatest extent possible as consistent with those provisions. For purposes of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), all payments made under this Agreement, including without limitation your right to receive any installment payments under this Agreement

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

(whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

It is intended that any severance payment and any other benefits provided hereunder that are not exempt from application of Section 409A shall be interpreted and administered so as to comply with the requirements of Code Section 409A to the greatest extent possible, including the requirement that, notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and to the extent payments due to you upon a Separation from Service are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments (or delayed issuance of any shares subject to stock awards that are not themselves exempt from Code Section 409A) is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to you (or such shares issued) prior to the earliest of (i) the expiration of the six-month period measured from the date of your Separation from Service with the Company, (ii) the date of your death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

13. Confidentiality Obligations. As a condition of your continued employment, you must continue to abide by the terms of the Non-Disclosure, Confidentiality and Non-Solicitation Agreement and the Invention and Secrecy Agreement you have executed, copies of which are attached hereto as Exhibit A and Exhibit B.

14. At-Will Employment. Your employment with Company will be “at-will.” This means that either you or Company may terminate your employment at any time, with or without Cause, and with or without advance notice.

15. Arbitration. The Agreement Regarding Mandatory Arbitration of all Termination Related Disputes entered into between you and Company is terminated as of the Effective Date and replaced by the provisions of this Section 15. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, your employment with the Company, or the termination of your employment, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in New York City, New York by JAMS, Inc. (“JAMS”) or its successor, under JAMS’ then applicable rules and procedures. You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

dispute through a trial by jury or judge or administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees in excess of the administrative fees that you would be required to pay if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

16. Miscellaneous. This Agreement is the complete and exclusive statement of all of the terms and conditions of your employment with the Company, and supersedes and replaces any and all prior agreements or representations with regard to the subject matter hereof, whether written or oral, including but not limited to the Prior Agreement. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified, amended or extended except in a writing signed by you and a duly authorized member of the Board. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties or rights hereunder without the express written consent of the Company. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provisions had never been contained herein. This Agreement and the terms of your employment with the Company shall be governed in all aspects by the laws of the State of New Jersey.

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

If you agree to the terms and conditions set forth herein, please initial the bottom of each page and sign where indicated on the last page. This Agreement will become effective on the Effective Date.

If you have any questions about this Agreement, please do not hesitate to call me.

Best regards,

DIALOGIC INC.

/s/ Rosanne M. Sargent
Rosanne M. Sargent
Senior VP, Human Resources

Accepted and agreed:

/s/ Kevin Cook
Kevin Cook

Date: December 5, 2011

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

EXHIBIT A

EMPLOYEE NON-DISCLOSURE, CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

September 3, 2008

EMPLOYEE NON-DISCLOSURE, CONFIDENTIALITY, & NON-SOLICITATION AGREEMENT

(“Agreement”)

In consideration of my employment with Dialogic Inc. or with any other corporation, partnership, association, trust or joint venture, affiliated, in participation with or controlled by Dialogic Corporation, in Canada, the U.S. or in any other country (hereinafter collectively referred to as “Company” with any specific reference which should not be read in the collective meaning the specific employer company):

Non-Disclosure & Confidentiality

For purposes of this Agreement and in connection with my employment with the Company, Confidential Information shall mean information including, but not limited to, any records, data or information concerning inventions, engineering drawings, designs, processes, methods, trade secrets, or manufacturing techniques, software programs, product specifications, product roadmaps and plans, system configuration, government classified business, customer lists and other customer-related information, cost and price information, legal information, finance information, human resources information, supplier lists and other supplier-related information, or any other information not disseminated to the public relating to the Company’s business, affairs or plans of the business, affairs or plans of the Company’s customers or suppliers (all of which is collectively referred to herein as “Confidential Information”).

I acknowledge that I have or will have access, while employed by the Company, to Confidential Information relating to the business, affairs, clients and suppliers of the Company and its clients. I hereby agree that both during and subsequent to my employment with the Company, I will not disclose to any other person whatsoever any Confidential Information which I learned in the course of my employment, whether such Confidential Information belongs to the Company or any third party, except as required by my employment with the Company or by applicable law. I also agree that both during and subsequent to my employment with the Company, I will not use any Confidential Information in any way contrary to the best interests of the Company, I will treat and protect all Confidential Information with a high standard of care, and I will not directly or indirectly divulge, use, or exploit any Confidential Information (except in the normal course of my employment with the Company) to or for the benefit of myself or any other person whatsoever, except with the express prior written consent of an authorized representative of the Company.

I understand and agree that at the time of leaving the employ of the Company, except for material published and disseminated for distribution to the public, I will deliver to the Company (to an officer designated by my superior) and will not keep in my possession or deliver to anyone else, all drawings, prints, notes, memoranda, specifications, devices, samples, documents, or any other material containing or disclosing any of the matters constituting Confidential Information.

I understand and agree that all business documentation on any computer that will be created in association with my employment at the Company (including but not limited to E-mail, Word documents and Excel spreadsheets) are the property of the Company. I agree that upon the termination of my

Dialogic Inc.

1515 Route 10

Parsippany, NJ 07054

Human Resources Parsippany: Esther Zohn: 973-967-6720 HR Fax: 973 967-6030

September 3, 2008

employment, all such computer documentation shall be delivered to my supervisor or to a representative of the Human Resources Department. At any time during the course of my employment, the Company may reasonably request to back up such information on to the server or otherwise request a copy of such information.

I also understand and agree that the Company is only interested in my abilities, skills, general knowledge and expertise that I have developed through my work history and I certify that I will not bring with me to the Company or share with the Company the confidential information, if any exists, of any of my former employers.

Non-Solicitation

I understand that the employees of the Company constitute a valuable asset of the company and I agree that during the one year subsequent to the termination of my employment with the Company, I will make no attempt to contact any person who is at that time working for the Company for the explicit or implicit purpose of soliciting or encouraging them to seek other employment.

In the event any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity or the enforceability of any other provisions of this Agreement, and the illegal or invalid provisions shall be construed as limited to the minimum extent possible to cure said illegality or invalidity.

The present Agreement is governed by the laws of the Province of Quebec, Canada with the exception of its conflict of laws provisions and I acknowledge that I have requested that the present Agreement and all documentation relating directly or indirectly hereto be drafted in English.

WITNESS:

DIALOGIC INC.	EMPLOYEE:

/s/ Rosanne M. Sargent	/s/ Kevin P. Cook
Signature	Signature:

By:	Rosanne M. Sargent Senior VP, Human Resources	Name: Kevin P. Cook

Date Signed: September 3, 2008		Date Signed: 9/4/08

Dialogic Inc.

1515 Route 10

Parsippany, NJ 07054

Human Resources Parsippany: Esther Zohn: 973-967-6720 HR Fax: 973 967-6030

EXHIBIT B

INVENTION AND SECRECY AGREEMENT

Dialogic Inc.

1504 McCarthy Boulevard

Milpitas, California 95035

(408) 750-9400

September 3, 2008

DIALOGIC CORPORATION

INVENTION AND SECRECY AGREEMENT (“Agreement”)

In consideration of my employment with Dialogic Inc. or with any other corporation, partnership, association, trust or joint venture, affiliated, in participation with or controlled by Dialogic Corporation (hereinafter collectively referred to as “Dialogic” with any specific reference which should not be read in the collective meaning the specific employer company), I agree as follows (in addition to any other obligations required of me pursuant to the nature of my employment):

1. During the period of my employment, to promptly and fully communicate in writing to Dialogic (to such department or officer of Dialogic as it may direct from time to time) any and all creations, ideas, designs, processes, inventions, improvements, discoveries, developments and the like, made, acquired, obtained, created or conceived by me, either solely or jointly with others during such period, related to the scope of my employment or using Dialogic’ resources or equipment at any time, or which relate to the business of Dialogic or its affiliated or associated companies, whether or not such creations, ideas, designs, processes, inventions, improvements, discoveries, developments and the like are patentable or copyrightable or used by Dialogic (the “Inventions”). I do hereby acknowledge that Dialogic shall be the sole owner of any and all rights, title and interests in and to the said Inventions and hereby assign any and all of my rights, title and interests in and to the said Inventions, including without limitation any and all intellectual property rights therein, and the right to sue for past, present and future infringement, in any and all countries, to Dialogic or to such persons or parties as Dialogic may designate. I hereby waive any and all moral rights in and to all works, past and future, created in the course of my employment.

2. During the period of my employment and at any time thereafter, I undertake to execute any and all documents, assignments, instruments and other papers, to make any proper oath, and to accomplish any and all acts which Dialogic may deem necessary for securing and protecting the rights, title and interests of Dialogic in such Inventions; and I further agree that I will (but at no out-of-pocket cost to me) assist Dialogic in any and all administrative and legal proceedings before intellectual property offices, courts and other bodies involving the said Inventions or any and all intellectual property right which may evolve therefrom, including without limitation, patents, patent applications, trade secrets, copyrights, and copyright applications.

3. I certify that as of this date, I have no inventions, improvements, discoveries or developments falling within the scope of this Agreement which were made prior to the date of my employment and which I own either totally or in part (the “Prior Inventions”) except as follows:

which Prior Inventions shall not be assigned under this Invention and Secrecy Agreement. However, if I incorporate a Prior Invention into an Invention, I hereby grant to Dialogic a nonexclusive, irrevocable, perpetual, worldwide license to make, have made, modify, use, offer to sell, sell, import and to otherwise fully exploit such Prior Invention as a part of or in connection with such Invention, with the right to grant

Dialogic Inc.

1515 Route 10

Parsippany, NJ 07054

Human Resources Parsippany: Esther Zohn: 973-967-6720 HR Fax: 973 967-6030

September 3, 2008

sublicenses of any or all such rights to others, without further compensation or royalty due to me from Dialogic or any successor or assign. If by incorporating a Prior Invention into an Invention, I create new, including but not limited to patentable or copyrightable subject matter (“New Invention”), said New Invention will be treated as an Invention as set forth herein.

4. I acknowledge and agree that Dialogic is only interested in my abilities, skills, general knowledge and expertise that I have developed through my work history and I certify that I am not bringing with me to Dialogic any confidential information or other proprietary information of a former employer or former or existing client or any other third party and will not, in the performance of my duties for Dialogic, use any confidential information or other proprietary information of any former employer or former or existing client or any other third party without the prior written consent of such client or third party.

5. I also acknowledge that I have received a copy of, and carefully read Dialogic Conflict of Interest Policy; I understand it and hereby agree to abide by any and all of its terms.

6. I acknowledge that Dialogic is also the owner of various intellectual property (including but not limited to industrial designs, inventions, trademarks, copyrights, patents, trade secrets whether registered or unregistered) and I agree never during or after my employment to make use of those intellectual property rights except as directed by Dialogic and in any case solely for the benefit of Dialogic.

7. The obligations contained herein shall continue beyond the termination of my employment, irrespective of the cause of termination.

8. This Agreement shall be governed and interpreted by the laws of the Province of Quebec, Canada with the exclusion of its conflict of laws provisions.

9. I acknowledge that I have required that the present Agreement and all documentation relating directly and indirectly hereto be drafted in English.

10. In the event any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity or the enforceability of any other provisions of this Agreement, and the illegal or invalid provisions shall be construed as limited to the minimum extent possible to cure said illegality or invalidity.

I have carefully read this Invention and Secrecy Agreement, I understand it and hereby agree to abide by any and all of its terms.

DIALOGIC INC.		EMPLOYEE:

By:	/s/ Rosanne M. Sargent	Signed:	/s/ Kevin P. Cook
Printed Name: Rosanne M. Sargent		Print: Kevin P. Cook
Title: Senior VP, Human Resources
Date: September 3, 2008		Date Signed: 9/4/08

Attachment: Conflict of Interest Policy

Dialogic Inc.

1515 Route 10

Parsippany, NJ 07054

Human Resources Parsippany: Esther Zohn: 973-967-6720 HR Fax: 973 967-6030